Exhibit 10.36

LOAN AGREEMENT

(Brandywine and Hidden Valley)

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of July, 2012 by and between Peak Resorts, Inc., a Missouri corporation (“Peak”), JFBB Ski Areas, Inc., a Missouri corporation (“JFBB”), Mad River Mountain, Inc., a Missouri corporation (“Mad River”), S N H Development, Inc., a Missouri corporation (“SNH”), LBO Holding, Inc., a Maine corporation (“LBO”), Mount Snow, Ltd., a Vermont corporation (“Mt. Snow”), Hidden Valley Golf and Ski, Inc., a Missouri corporation (“Hidden Valley”), Snow Creek, Inc., a Missouri corporation (“Snow Creek”), Paoli Peaks, Inc., a Missouri corporation (“Paoli Peaks”), Deltrecs, Inc., an Ohio corporation (“Deltrecs”), Brandywine Ski Resort, Inc., an Ohio corporation (“Brandywine”), Boston Mills Ski Resort, Inc., an Ohio corporation (“Boston Mills”) and WC Acquisition Corp., a New Hampshire corporation (“Wildcat”) (collectively, jointly and severally, “Borrower”), and EPT SKI PROPERTIES, INC., a Delaware corporation (“Lender”).

RECITALS

A.                                    Hidden Valley is the owner of a ski resort located in St. Louis County, Missouri, and legally described on Exhibit A attached hereto (the “Hidden Valley Land”).

B.                                    Brandywine is the owner of a ski resort located in Summit County, Ohio and legally described on Exhibit B attached hereto (the “Brandywine Land”, hereinafter collectively with the Hidden Valley Land, the “Land”).

C.                                    Borrower intends to undertake the construction of certain capital improvements on the Hidden Valley Land, including without limitation, certain renovations and improvements to the Kitchen and installation of a new lift at the Hidden Valley ski facility (the “Hidden Valley Ski Facility”; collectively referred to herein as the “Hidden Valley Project”). The improvements located within the Hidden Valley Project (collectively, the “Hidden Valley Improvements”), together with all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture or other personal property and any replacements thereof or substitutes there for now or at any time hereafter located on or used in any way in connection with the operation of the Hidden Valley Land and/or Hidden Valley Improvements (the “Hidden Valley Personal Property”), and together with the Hidden Valley Project are hereinafter collectively called the “ Hidden Valley Premises”. Borrower intends to undertake the construction of certain capital improvements on the Brandywine Land, including without limitations the construction of a new ski lodge at the Brandywine ski facility (the “Brandywine Ski Facility”; collectively referred to as the “Brandywine Project”; together with the Hidden Valley Project, referred to as the “Project”). The improvements located within the Brandywine Project (collectively, the “Brandywine Improvements”; hereinafter together with the Hidden Valley Improvements, referred to as the “Improvements”), together with all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture or other personal property and any replacements thereof or substitutes there for now or at any time hereafter located on or used in any way in connection with the operation of the Brandywine Land and/or Brandywine Improvements (the “Brandywine Personal Property”; hereinafter together with the Hidden Valley Personal Property, referred to as the “Personal Property”), and together with the Brandywine Project are hereinafter collectively called the “ Brandywine Premises”; hereinafter together with the Hidden Valley Premises, referred to as the “Premises”.

D.                                    Borrower desires to borrow from Lender an amount up to Six Million Seven Thousand Eight Hundred and No/100 Dollars ($6,007,800.00) (the “Loan”), of which (a) Four Million One Hundred Seventy Two Thousand Five Hundred and No/100 Dollars ($4,172,500.00) will be for the purpose of paying certain approved costs and expenses of Borrower for constructing a new lodge at the Brandywine Ski Facility, (b) One Million One Hundred Thirty Five Thousand Three Hundred and No/100 Dollars ($1,135,300.00) for the purpose of paying certain approved costs and expenses of Borrower for installing a new ski lift at the Hidden Valley Ski Facility, (c) Five Hundred Thousand and No/100 Dollars ($500,000.00) for the purpose of paying certain approved costs and expenses of Borrower for remodeling the kitchen at the Hidden Valley Ski Facility and (d) Two Hundred Thousand and No/100 Dollars ($200,000.00) to fund the debt service reserve account established by that certain Third Consolidated, Amended and Restated Debt Service Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein contained, the parties agree as follows:

ARTICLE I

BORROWER’S REPRESENTATIONS, COVENANTS,

WARRANTIES AND AGREEMENTS

As a material inducement to Lender’s entering into this Agreement, Borrower hereby represents, covenants and warrants to, and agrees with Lender as follows:

1.1.                            Truth of Recitals. Each of the foregoing Recitals is true and correct in all material respects.

1.2.                            Organization and Authority. Each Borrower is entity duly organized and validly existing under the laws of the state referenced above, and each Borrower agrees to maintain its existence as such entity until the Loan is paid in full. Each Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Loan Documents (as hereinafter defined) and any other documents and instruments to be executed and delivered by Borrower pursuant to this Agreement.

1.3.                            Enforceability. This Agreement constitutes, and the Loan Documents and any other documents and instruments to be executed and delivered pursuant to or in connection with this Agreement, when executed and delivered pursuant hereto will constitute, the duly authorized, valid and legally binding obligations of the party or parties executing the same, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

1.4.                            Execution and Delivery. The execution and delivery of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by Borrower pursuant hereto, the consummation of the transactions herein or therein and compliance with the terms and provisions hereof of, will not: (a) to the best of Borrower’s knowledge, violate any presently existing material provisions of law or any presently existing applicable material regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality or any applicable material statute, ordinance, code or law; or (b)

conflict or be inconsistent with, in any material respect, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement, or contract of any kind to which Borrower is a party or by which Borrower may be bound.

1.5.                            Pending Actions. To the best of Borrower’s knowledge, there are no petitions, actions, suits, or proceedings pending or threatened against or affecting Borrower or the Premises before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind (including, without limitation, any actions or petitions to alter or declare invalid any laws, ordinances, rules, regulations, permits, certificates, restrictions or agreements authorizing or relating to the Premises) (individually a “Legal Prohibition”) which might adversely affect the performance by Borrower of its obligations pursuant to, and as contemplated by the, terms and provisions of this Agreement, or Borrower’s intended construction, use or operation of the Premises. Borrower agrees that during the term of the Loan, Borrower shall promptly furnish to Lender a written notice of any litigation in which either Borrower or the Premises is named as defendant or which in any material respect affects or relates to the Premises or Borrower, and, upon written request from Lender, shall furnish to Lender copies of all pleadings or orders filed or entered therein or with respect thereto.

1.6.                            Financial Statements. Any financial statements and other financial information heretofore furnished, or caused to be furnished, to Lender relating to Borrower and the Project are true, accurate and complete in all material respects as of the date specified therein, were prepared in accordance with accepted accounting principles on a basis consistent with that of preceding years, and fully and accurately present in all material respects the financial condition of the Borrower as of the date specified. Since the date of such statements, there has been no material adverse change in the business or financial condition of the Borrower.

1.7.                            No Violations. The Borrower has not received any notice of default under any contract, agreement or commitment to which it is a party or by which it is bound, the effect of which will adversely affect the performance by Borrower of its obligations under or pursuant to this Agreement. To the best of Borrower’s knowledge, neither the construction of the Project nor the use thereof as contemplated herein violates or will upon completion violate at any time in the future: (a) any material Development Requirements (hereinafter defined); (b) any material building or other permit or license issued with respect to the Project or any portion thereof; or (c) any material condition, easement, right-of-way, covenant or restriction affecting the Premises or any portion thereof. Borrower knows of no basis upon which such authorities may fail or refuse to issue occupancy permits with respect to the Improvements upon completion thereof.

1.8.                            Title. Hidden Valley is the sole owner of the Hidden Valley Land described on Exhibit A attached hereto, free and clear of all other liens, claims, rights and encumbrances, and subject only the matters listed in Exhibit C attached hereto (the “Hidden Valley Permitted Exceptions”). Brandywine is the sole owner of the Brandywine Land described on Exhibit B attached hereto, free and clear of all other liens, claims, rights and encumbrances, and subject only to the matters listed on Exhibit D attached hereto (the “Brandywine Permitted Exceptions”; collectively with the Hidden Valley Permitted Exceptions, the “Permitted Exceptions”). Without Lender’s prior written approval, Borrower shall not allow any of the following actions to be undertaken or completed with respect to all or any part of the Land: (a) the imposition of any restrictive covenants or encumbrances; (b) the execution or filing of any site plan, plat of dedication or plat of subdivision; (c) any conversion to a condominium or cooperative; or (d) any annexation to any city.

1.9.                            Complete Information. No representation or warranty of Borrower contained herein or in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lender by or on behalf of Borrower contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not materially misleading. To the best of Borrower’s knowledge, all information material to the transactions contemplated herein has been expressly disclosed in writing by Borrower to Lender.

1.10.                     Character of Loan; Usury. The proceeds of the Loan will be used solely for the payment of (a) Construction Costs (hereinafter defined) and (b) funding of the debt service reserve to Lender for the Note. The Loan is not being made for the purpose of purchasing or carrying margin stocks, and Borrower agrees to execute all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve System. The Loan is an exempt transaction under the Truth-in-Lending Act. Neither the performance by Borrower of its obligations hereunder or under the Loan Documents or any other documents and instruments delivered pursuant hereto or in connection herewith nor the interest rate under the Note nor any other aspect of the transaction contemplated hereby shall cause the Loan to be usurious or illegal under applicable law.

1.11.                     Brokerage. No brokerage fees or commissions are payable in connection with the Loan to be disbursed by Lender hereunder. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, reasonable cost, liability and reasonable expense, incurred by Lender as a result of any claim for a broker’s or finder’s fee by any person or entity in connection with the transaction herein contemplated.

1.12.                     Personal Property. Except as otherwise specified herein, Borrower shall fully pay for all Personal Property, including, without limitation, all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture and other personal property located on the Premises and any replacements thereof or substitutions therefor, now or at any time hereafter located upon or used in any way in connection with the operation of the Premises. Except as otherwise specified herein, all of the Personal Property will be owned by Borrower in Borrower’s name. Notwithstanding anything to the contrary herein, Borrower may acquire fixtures, appliances, machinery, furnishings, equipment, furniture and other personal property relating to the Project under lease or lease/purchase arrangements so long as (i) the terms thereof are market rate arms-length transactions and (ii) the costs associated therewith are not included in the Construction Costs.

1.13.                     Budgets. The Borrower has previously provided a project budget for the Hidden Valley Project (the “Hidden Valley Project Budget”) to the Lender, a copy of which is attached hereto as Exhibit E and a project budget for the Brandywine Project (the “Brandywine Project Budget”, together with the Hidden Valley Project Budget, the “Project Budget”) to Lender, a copy of which is attached hereto as Exhibit F. Prior to receiving any construction disbursements relating to the Project, the Lender shall have approved all aspects of the Project Budget, including (including contingency, reserve and retainage provisions satisfactory to Lender) all expenses and costs incurred or estimated to be incurred and reserves to be established and maintained in connection with the acquisition of the Land and the Personal Property, construction and completion of the Project, marketing and other soft costs, operating deficits and costs and expenses of the Loan (the “Total Costs”). The Project Budget shall further identify all costs of the Project which may be funded from the proceeds of the Loan (the “Construction Costs”). To the best of Borrower’s knowledge, the Project Budget is accurate and complete. The Loan will be sufficient to finally and fully complete and pay for all of the Construction Costs.

1.14.                     Compliance with Development Requirements. Borrower shall perform or cause to be performed all material obligations required to be satisfied by the owner or developer of the Premises under any and all contracts, agreements, statutes, ordinances, rules, resolutions and declarations, recorded or unrecorded, made with or promulgated by any governmental or administrative authority, agency or body, or any other entity, public or private, with respect to, on account of, arising out of, or otherwise affecting the development of the Premises (including, but not limited to, zoning, building and environmental protection laws, codes, ordinances, orders and regulations, and the Americans with Disabilities Act of 1990 and any amendments or modifications thereto) (collectively the “Development Requirements”). Borrower shall, after completion of the Project, obtain all certificates, statements or other documentation evidencing compliance with the Development Requirements reasonably requested by Lender.

1.15.                     Project Agreements. Borrower will hereafter furnish Lender with true and complete copies (including all amendments and modifications) of any and all Development Requirements evidenced by documents, agreements and instruments specifically entered into by Borrower (all of the foregoing are sometimes collectively referred to herein as the “Project Agreements”). To the best of Borrower’s knowledge, each of the Project Agreements is in full force and effect, no material default has occurred under any of them and, to the best of Borrower’s knowledge, no event has occurred which with the giving of notice or passage of time, or both, could give rise to a material default under any of them. Borrower will perform all of its covenants, agreements and undertakings, and will satisfy all conditions precedent on the part of Borrower to be performed under the Project Agreements. Borrower will not materially modify or amend, and will not cancel or terminate, any of the Project Agreements without first obtaining Lender’s written consent thereto. Borrower shall, after completion of the Project obtain all certificates, statements or other documentation evidencing compliance with the Project Agreements reasonably requested by Lender.

1.16.                     Liens and Encumbrances. Borrower has not made any contract or arrangement of any kind which has given rise to (or the performance of which by the other party thereto would give rise to) a lien or claim of lien on the Land or other collateral covered by the Loan Documents, except for its arrangements with the Construction Company (hereinafter defined) or subcontractors who have executed (or will execute upon completion of the work being performed by such contractors or subcontractors) lien waivers or subordinations satisfactory to the Title Company (hereinafter defined) and Lender, in the form furnished to and approved by Lender. Other than the Permitted Exceptions, Borrower agrees that the Premises shall be kept free and clear of all liens and encumbrances (unless the same are bonded over or insured over by the Title Company in a manner satisfactory to Lender) of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing) (a “Lien”). Without limitation of the foregoing, Borrower will not permit any instrument or document affecting the Premises to be recorded without Lender’s prior written consent thereto.

1.17.                     Affirmation of Representation and Warranties. Borrower warrants and covenants that the representations and warranties set forth in this Agreement will be true in all material respects at the date of the Initial Disbursement. Borrower agrees that any Request for Advance made by Borrower hereunder shall constitute an affirmation by Borrower that, as of the date of such Request for Advance: (a) Borrower has performed, observed and complied in all material respects with its representations, warranties, covenants and agreements contained herein; and (b) all representations and warranties made by Borrower herein are true and correct in all material respects with the same force and effect as if made on such date. All warranties, representations, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loan and all disbursements thereof). All such representations, warranties, covenants and agreements shall survive the making of any or all of the disbursements contemplated hereby and shall continue in full force and effect as long as there remains unperformed any obligation to Lender hereunder or under any of the Loan Documents.

ARTICLE II

GENERAL CONDITIONS OF LOAN

2.1.                            Required Documentation. On or prior to the Initial Disbursement hereunder, Borrower shall execute and deliver or cause to be duly executed and delivered to Lender the following documents, all of which shall be in form and substance satisfactory to Lender (such documents, together with this Agreement, those documents described in Section 2.2 hereof and all other documents and instruments given as security for the indebtedness evidenced by the Note are herein sometimes collectively called the “Loan Documents”):

(a)                                 Note. Fifth Amended and Restated Promissory Note (Peak, JFBB, Mad River, SNH, LBO, Mount Snow, Hidden Valley, Snow Creek, Paoli Peaks, Deltrecs, Brandywine, Boston Mills and Wildcat) (the “Note”) of even date herewith in the amount of Fifty-Six Million Seven Thousand Eight Hundred Dollars ($56,007,800.00), executed by Borrower and payable to the order of Lender as set forth therein, which Note has a maturity date as set forth therein (the “Maturity Date”).

(b)                                 Mortgage Amendments. Amendments to all Mortgages and/or Deeds of Trust (collectively the “Mortgage Modification”) executed by Borrower in favor of Lender, securing the Note, evidencing the necessary revisions to comply with the terms and conditions described herein, to modify the amount secured thereby and the defined term Note described therein.

(c)                                  Security Agreements. Such instruments and documents as may be necessary to create and perfect, in favor of both Lender and the trustee under the separate liens and security interests upon all Personal Property owned by Borrower and agreements collaterally assigned by Borrower, including, without limitation, uniform commercial code financing statements (“UCCs”).

(d)                                 Assignment of Permits and Licenses. Assignment of Permits and Licenses from Borrower to Lender assigning, to the extent assignable, ail building permits for the Project, together with all other permits, authorizations, licenses, approvals, patents, tradenames or other rights as may be necessary to enable Lender to complete the Project.

2.2.                            Additional Requirements. In addition to the documents described in Section 2.1 above, prior to the Initial Disbursement hereunder (or at such later date as may be indicated with respect to a particular item), Borrower shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to Lender. The making of the Initial Disbursement by Lender without receipt of any of the following items shall not constitute a waiver by Lender of the right to receive such item:

(a)                                 Title Insurance. If requested by Lender, upon recording of the Mortgage Modification, an ALTA Loan Policy endorsement issued by the appropriate title company (the “Title Company”), insuring that as of the date of the Initial Disbursement hereunder, the Mortgage continues to create in favor of Lender a valid and prior lien on the portion of the Mortgaged Property which constitutes an interest in real property, subject only to the Permitted Exceptions, without any exception mechanic’s liens.

(b)                                 Assignment of Any Construction Contracts. In the event that Borrower enters into any construction contract for Improvements upon the Premises or in connection with the Project, Borrower shall provide Lender an Assignment of Construction Contract and Consent from Borrower to Lender, in form and content acceptable to Lender, assigning: (i) the construction contract (the “Construction Contract”) with Borrower’s construction company (the “Construction Company”); and (ii) the rights and interests, if any, of Borrower in or under any other contracts, prime contracts, subcontracts, sub-subcontracts or purchase orders applicable to the Project; together with the consent of the Construction Company.

(c)                                  Architect’s Certificate. To the extent that Borrower engages any architect during the term of the Loan in connection with the construction of Improvements at the Project, Borrower shall provide to Lender a certificate from any such architect of Borrower (“Borrower’s Architect”) certifying to Lender that: (1) the Plans and Specifications to the Project comply, in all material respects, with all Development Requirements and Project Agreements; (2) if the Project is constructed in accordance with the Plans and Specifications, the Project will comply with all applicable Development Requirements and Project Agreements; (3) all permits, licenses and approvals necessary for construction and completion of the Project have been issued by all environmental protection and other governmental agencies as having jurisdiction over the Project or will be obtained by Borrower prior to the date Borrower takes any actions requiring the same to be obtained; and (4) adequate ingress and egress to the Premises is available over public streets, rights of way or perpetual easements.

(d)                                 UCC Searches. Uniform Commercial Code searches made within a reasonable time period before closing in the office of the appropriate Secretary of State with respect to all names used by Borrower. Such searches must show no filings relating to the Premises other than those made hereunder or no filings which are objectionable to Lender.

(e)                                  Entity Documents. Such documents and instruments as Lender may reasonably require with respect to the valid existence and authorization of Borrower.

(f)                                   Construction and Architectural Agreements. Prior to any Lender’s advance for Construction Costs of the Project, to the extent that the Borrower has contracted for such services, Lender shall be provided certified copies of any such Construction Contract, and, if requested by Lender, all subcontracts in excess of $250,000.00, together with evidence satisfactory to Lender that the Construction Contract includes all work and materials necessary for completion of the Project.

(g)                                  Plans and Specifications. Lender shall be provided copies of all of the plans and specifications for the Project showing the location thereof, including, without limitation, preliminary development plans and final construction plans, specifications and working drawings, with such changes thereto as Lender or its separate architect, if any (“Lender’s

Architect”), may reasonably request (all of said plans and specifications, as approved by Lender being herein called the “Plans and Specifications”). Without limitation of the foregoing, Borrower will deliver to Lender evidence satisfactory to Lender that all governmental authorities, including, without limitation, development agencies and offices having jurisdiction over the Premises (and whose approval of the Project portion of the Plans and Specifications is required) have approved the Plans and Specifications and that the Project portion of the Plans and Specifications complies with the Project Agreements, if any.

(h)                                 Project Budget. Prior to the first advance for Construction Costs of the Project, the Project Budget.

(i)                                     Fees and Expenses. Borrower shall have paid the fees and expenses referenced in Section 3.8 below.

(j)                                    Surveys. Lender shall not be required to make any additional advances, following the Initial Disbursement, until such time as Lender has received, at Borrower’s expense: (a) for the Hidden Valley Premises, an Express Map issued through First American Title Insurance Company in a form acceptable to Lender, and (b) for the Brandywine Premises, at Lender’s option, either (i) an Express Map issued through First American Title Insurance Company in a form acceptable to Lender, or (ii) an ALTA/ACSM (2011) survey in the form satisfactory to Lender.

(k)                                 Other Documents. Such other documents and instruments as Lender may reasonably require.

2.3.                            Request for Advances. In addition to each and every covenant, condition, agreement and requirement to be performed hereunder by Borrower, as a condition to Lender’s obligation to make any disbursements hereunder from time to time, Lender shall be furnished with the documents and instruments specified below (herein sometimes referred to collectively as a “Request for Advance”), each such document and instrument to contain such information and be in form and substance reasonably satisfactory to Lender as of the time submitted by Borrower. Each such document and instrument shall be duly completed, signed and sworn to by the party or parties required to execute same.

(a)                                 Application For Advance. Lender’s standard form of “Application For Advance” certified by Borrower (if required by Lender, also certified by the general contractor for the Project) to Lender, specifying by name, address and amount all parties who have provided, or to whom Borrower is obligated for providing labor, materials or services for the construction of the Improvements, and all other expenses incident to the Loan, the Project or the construction of the Improvements, whether or not specified in the Project Budget, and requesting a disbursement of proceeds of the Loan for the payment of such items.

(b)                                 Borrower’s Affidavit and Statement. A “Borrower’s Affidavit and Statement” from Borrower to Lender certifying that all statements, invoices, bills and other expenses incident to the construction of the Project incurred to the date of such certificate, whether or not specified in the Project Budget, have been paid in full, except for any retainages and items to be paid pursuant to the proposed Request for Advance.

(c)                                  Waivers. Waivers and releases of lien on forms approved by Lender and the Title Company from the Construction Company, if applicable, and each materialman, contractor and subcontractor who has done work or furnished materials for construction of the Project as set forth in each Application For Advance (together with copies of invoices, vouchers and other supporting documentation relating to amounts for which payment is requested and which are not included in the Contractor’s draw request) and such sworn statements, affidavits, indemnities, bonds and other documents or instruments as may be required by Lender.

(d)                                 Title Endorsements. Continuation and date-down endorsements to the Title Insurance Policy insuring the priority of the Mortgage for the full amount theretofore and then being advanced as a valid first lien on the Premises as of the date of, and including the amount covered by, each such endorsement.

(e)                                  Architect’s Certificate. An Architect’s certificate executed by Borrower’s Architect, if applicable, certifying with respect to those matters deemed necessary by Lender regarding the items to be paid pursuant to the applicable Request for Advance, the current status of the construction of the Improvements, the current accuracy of the Project Budget and such other matters as Lender deems relevant to the proposed Request for Advance.

(f)                                   Other Documents. Such other documents, instruments, certifications and information as may be reasonably required by Lender.

2.4.                            Completion Documents. In addition to each and every other condition hereof, upon completion of the construction of the Project, Lender will be furnished with the following documents:

(a)                                 Final Waivers. Upon completion of the Project, if requested by Lender, final waivers and releases of lien on forms specified by the Title Company and approved by Lender from the Construction Company and each materialman and contractor who has done work, performed services or furnished materials for construction of the Improvements or the Project.

(b)                                 Final Occupancy. If applicable, final certificate(s) of occupancy covering the completed Project, or other written evidence that the applicable authorities of the City have approved the occupancy of the related Improvements.

(c)                                  Construction. Such certificates or other evidence as may be required by Lender evidencing that the Project has been completed in a good and workmanlike manner in accordance with the requirements of this Agreement, the Development Requirements and the Project Agreements.

ARTICLE III

FURTHER COVENANTS, CONDITIONS AND AGREEMENTS

Borrower hereby further covenants, warrants and agrees with Lender as follows:

3.1.                            Construction of the Improvements. Borrower shall cause construction of the Project, to be prosecuted with diligence in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and all building, zoning and other applicable governmental laws, statutes, ordinances, regulations, rules, permits and requirements affecting the Premises.

3.2.                            Correction of Construction Defects. Borrower will, at its own expense, remedy in a manner satisfactory to Lender such portions or aspects of the construction of the Premises as Lender may reasonably determine are not in compliance (in all material respects) with the Plans and Specifications, or any applicable governmental laws, ordinances, statutes, rules and regulations. Any disputes as to compliance will be initially submitted for resolution to Borrower’s Architect and Lender’s Architect.

3.3.                            Inspections. Borrower will permit, and will cooperate with Lender in arranging for, inspections from time to time of the Premises during normal business hours by Lender’s Architect or by any other representatives of Lender. In the event that Lender’s Architect or other representatives furnish Lender with reports covering such inspections Lender may, but is not under any obligation whatsoever to, furnish Borrower with copies of any of said reports. Borrower further acknowledges and agrees that neither Lender nor Lender’s Architect, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements.

3.4.                            Maintenance. Borrower shall keep and maintain the Premises in good order, condition and repair in all material respects and will make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and maintenance as necessary or appropriate. Borrower will suffer or commit no waste to the Premises or any portion thereof. Borrower will, at its expense, promptly repair, restore, replace or rebuild any part of the Premises which may be damaged or destroyed by any casualty or as the result of any taking under the power of eminent domain. Borrower shall cause all repairs, maintenance, rebuilding, replacement and/or restoration to be (in the opinion of Lender) of equivalent quality. Except as provided in this Agreement, Borrower will not cause, suffer or permit the construction of any buildings, structures, or improvements on the Premises without the prior written consent of Lender to the proposed construction as well as to the plans and specifications relating thereto. After completion, none of the buildings, structures, or improvements erected or located on the Premises shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Lender, except for replacement of worn out or obsolete improvements.

3.5.                            Compliance with Laws. Borrower will comply in all material respects with all: (a) building, zoning, fire, health, environmental and use laws, codes, ordinances, rules, and regulations; (b) covenants and restrictions of record; (c) easements which are in any way applicable to the Premises or any part thereof or to the construction of any improvements thereon and the use or enjoyment thereof; and (d) the Project Agreements.

3.6.                            Performance of Agreements. Borrower will duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the: (a) Loan Documents; (b) the Project Agreements; and (c) any other documents, instruments and agreements delivered by Borrower in connection herewith or pursuant hereto; and will not suffer or permit any default or Event of Default to exist under any of the foregoing. Borrower will not materially modify, materially amend, terminate or waive any material provisions or conditions of any of the Project Agreements or any other documents, instruments and agreements delivered by Borrower in connection herewith or pursuant hereto without Lender’s prior written consent.

3.7.                            Inspection of Records. Borrower will allow Lender, its representatives or agents, at any time during normal business hours, access to the records and books of account, including any supporting or related vouchers or papers, kept by or on behalf of Borrower, its representatives or agents, in connection with the Premises, such access to include the right to make extracts or copies thereof.

3.8.                            Fees and Expenses. Borrower shall pay all registration and recording fees, title insurance fees for the cost of any down date endorsements required by Lender to be issued in connection with the Brandywine Project or, if required, any new loan policy issued in connection with the Brandywine Project, the cost of a new loan policy issued in connection with the Hidden Valley Project, escrow fees and costs of surveys. Borrower shall also pay, on demand by Lender, all reasonable costs and expenses associated with underwriting, closing, monitoring the building construction or funding the proceeds of the Loan (but specifically excluding Lender’s attorneys’ fees), together with any and all other out-of-pocket costs, expenses and fees (including, without limitation, appraisal costs and fees, Lender’s independent consulting engineer’s/architect’s costs, expenses and fees throughout the term of the Loan, other construction and environmental consultant’s costs and fees, and closing work, and any other costs, expenses and fees in connection with this transaction) incurred by Lender in connection with the Loan (whether or not the same closes or is ever disbursed).

3.9.                            Change Orders. Borrower will not cause or allow any deviations from the approved Plans and Specifications without the prior written consent of Lender, except in connection with Change Orders (hereinafter defined) not requiring Lender’s approval as provided below. No extra work or materials shall be ordered or allowed and no change shall be made in the Construction Contract (all such extra work or materials and changes in the foregoing types of contracts being herein called “Change Orders”) without the prior written consent of Lender, except that such written consent shall not be required with respect to individual Change Orders entered into prior to the date hereof, or involving a cost of less than $100,000.00 until the aggregate costs reflected by all Change Orders theretofore issued and not consented to by Lender exceed $250,000.00 at any time. Lender shall be furnished with copies of all Change Orders and pending Change Orders issued whether or not Lender’s prior written consent with respect thereto has been required hereunder or obtained pursuant hereto. Without limitation of the foregoing, in the event any such Change Orders shall be made, extra work or materials shall be ordered or allowed or any change to the Plans and Specifications is made, to the extent the portion of the Loan budgeted for such work in the Project Budget is, in Lender’s reasonable judgment, insufficient to cover the same, Borrower shall advance funds sufficient (in Lender’s reasonable judgment) to cover any excess costs resulting from such Change Orders, extras or changes.

3.10.                     Use. Borrower will not make, suffer, or permit, without the prior written consent of Lender, any use of the Premises for any purpose other than that specified herein.

3.11.                     Transfer Restrictions. Borrower, without the prior written consent of Lender (which consent may be withheld in Lender’s sole discretion), shall not mortgage, lease, grant a security interest in, assign, sublease, sell, transfer, pledge or otherwise dispose of or further encumber, whether by operation of law or otherwise, any legal or equitable interest in any or all of the Premises, the rents, issues or profits therefrom, or the contracts, agreements, permits, licenses or other documents, rights or interests pledged or assigned to Lender in connection with the transactions contemplated herein. Without the prior written consent of the Lender (which consent may be withheld in Lender’s sole discretion), the Borrower shall not incur a change in its ownership. The foregoing prohibitions in this Section are hereinafter referred to as a “Prohibited Transfer”.

3.12.                     Borrower’s Deposit. If Lender’s Architect or Lender (based upon information provided by Lender’s Architect) at any time determines that for any reason the undisbursed proceeds of the Loan shall be less than the amount necessary, in Lender’s reasonable judgment, to pay for all work done and to be done and all other costs and expenses for completion of construction of the Project as shown by the then current Project Budget, and Borrower’s undertakings hereunder, including, without limitation, interest on the Note; as a condition precedent to Lender’s obligation to disburse any further proceeds of the Loan, Borrower will, within ten (10) days after written request by Lender, deposit any such deficiency in cash (or other security satisfactory to Lender) with Lender, which deposit shall first be exhausted before any further disbursement of the Loan shall be made. Any amounts deposited by Borrower hereunder to pay any such deficiency shall be deposited in a cash collateral account with Lender, subject to a security interest in favor of Lender, shall not bear interest and shall be applied by Lender as Lender shall direct to pay costs and expenses in connection with the Project. If an Event of Default shall occur and be continuing, Lender, in addition to all other rights which it may have, shall have the unconditional right, at its option, to apply, in whole or in part, any amounts deposited by Borrower with Lender with respect to such deficiency, to the payment of the Loan in such order and priority as Lender shall deem appropriate.

3.13.                     Nature of Business. Borrower covenants and agrees that it shall not: (a) fundamentally change the general character or nature of its business as conducted at the time of this Agreement; (b) engage in any type of business not reasonably related to its business as presently conducted; (c) merge or consolidate into or with, or convey or sell all or substantially all of its assets to, any other person or entity, without the prior written consent of Lender; or (d) change its form or state of incorporation without giving at least thirty (30) days’ prior written notice to Lender of such change.

3.14.                     Maintenance of Existence; Fundamental Changes. Borrower covenants and agrees that it shall preserve and maintain its corporate existence, franchises and privileges in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary and the failure to be so qualified would materially adversely affect the business of Borrower.

3.15.                     Borrowings and Lease Expenditures. Borrower covenants and agrees that it shall not create, incur, assume, or suffer to exist any liability for borrowed money or under capital leases, except (i) liability for borrowed money owed to Lender, (ii) purchase money obligations outstanding on the Closing Date and reflected on Borrower’s most recent financial statements that are secured by purchase money collateral only, and (iii) obligations under capital leases outstanding on the Closing Date and reflected on Borrower’s most recent financial statements.

ARTICLE IV

AGREEMENT TO LEND

4.1.                            Commitment of Lender. On the basis of the covenants, agreements, warranties and representations of Borrower contained in this Agreement and subject to the terms and conditions herein set forth herein, Lender agrees to lend to Borrower a sum not to exceed $6,007,800.00, of which $4,172,500.00 shall be used for the Brandywine Project, $1,635,500.00 for the Hidden Valley Project and $200,000 shall fund the debt service reserve account. The proceeds of the Loan shall be disbursed by Lender as herein provided for the payment of the Construction Costs and costs incurred by Borrower, all as set forth in the then approved Project Budget and the performance of Borrower’s obligations under this Agreement.

4.2.                            Conditions Precedent to Initial Disbursement. Lender shall have no obligation to make the first disbursement (the “Initial Disbursement”) of the proceeds of the Loan until Borrower has satisfied all other requirements and conditions precedent contained herein for any disbursement of any proceeds of the Loan.

4.3.                            Additional Conditions Precedent to Subsequent Advances. The following are additional conditions precedent to any obligation of Lender to make any disbursement of the proceeds of the Loan:

(a)                                 Performance. The continued performance, observance and compliance in all material respects by Borrower of and with all of the warranties, covenants and agreements of Borrower contained herein (whether or not non-performance constitutes an Event of Default).

(b)                                 Contractor. Lender shall maintain the following approval rights with respect to any contractor that provides work in connection with the Project: (i) the right to approve identity of any general contractor in charge of constructing the Improvements; (ii) such general contractor’s completion, performance and payment bonds and contractor’s insurance; and (iii) the terms and conditions of the construction contract between Borrower and such general contractor, and the form of assignment (with consent) of such construction contract.

(c)                                  Architect. If Borrower desires to use an architect in connection with the Project, Borrower must obtain Lender’s prior approval of the identity of the architect for the Project (and such architect’s professional liability insurance coverage) and the terms and conditions of the contract between Borrower and such architect, and the form of assignment (with consent) of such contract.

(d)                                 Defaults, Condemnations, Actions, Forfeitures, Bankruptcy, Adverse Change or Casualty. Lender shall not be obligated to make further disbursements of Loan proceeds if: (i) an Event of Default shall have occurred and be continuing under the Loan Documents; (ii) any Condemnation has been commenced or threatened with respect to the Premises, the Easements, or any interest therein or any part thereof which, if prosecuted to completion, would have a material adverse effect on the ability to construct or operate the Project; (iii) any Legal Prohibition exists the effect of which is to prohibit, enjoin (or to declare, unlawful or improper) or otherwise materially adversely affect, in Lender’s judgment, the performance by any party of its obligations hereunder or as contemplated hereby; (iv) Lender has reasonable cause to believe that the Project might be subject to forfeiture under any federal or state law, including without limitation, the Racketeer Influenced and Corrupt Organizations Act of 1970, for which forfeiture of assets is a potential penalty (a “Forfeiture Law”); or (v) any Bankruptcy (hereinafter defined) shall occur.

4.4.                            Use of Advances. In addition to, and without limitation of any other term and provision hereof relating to disbursements by Lender for any category contained in the Project Budget, it is expressly understood and agreed that the Project Budget reflects by category the purposes for which funds advanced hereunder are to be used, and Lender shall not be required to disburse for any category or purpose more than the amount specified therefor in the Project Budget. Borrower warrants and agrees that the proceeds of the Loan will be used only to the extent necessary for the payment of items referenced in the Project Budget in accordance with the applicable Request for Advance and for no other purpose. Except to the extent permitted under Section 4.9 below, Borrower may not reallocate amounts shown in the Project Budget to different categories thereon without Lender’s prior written consent.

4.5.                            Construction Advances. Subject to the satisfaction of the terms and conditions herein contained, subsequent disbursements of the Loan will be made monthly by Lender to Borrower, it being understood that in no event shall Lender be required to make more than one (1) disbursement in a calendar month. As a condition to making each advance hereunder, Lender shall be given a Request for Advance satisfying the requirements set forth in Section 2.3 hereof at least ten (10) banking business days prior to the anticipated date of the disbursement of funds. With respect to the final advance for the Project, such Request for Advance shall also be accompanied by the documents called for in Section 2.4 hereof. Each advance hereunder shall be made at the office of Lender at its address specified in Section 8.7. Lender, at its option, may (i) disburse funds directly to Borrower or directly to the Construction Contractor or any subcontractor, supplier, laborer or materialman or (ii) make disbursements through an escrow established by Borrower and Lender for such purpose with the Title Company.

4.6.                            Retainage. Unless waived or otherwise agreed in writing by Lender for any particular contract or subcontract, the Construction Contract shall require a retainage (a percentage of the Contract Price) reasonably acceptable to Lender, which retainage shall not be required to be paid until at least thirty (30) days after the Project is completed. Lender shall retain a portion of each disbursement of the Loan proceeds equal to the retention percentage and Lender, at Lender’s option, may release some or all of such retainage earlier than final completion of the Project. In no event shall Lender be required to advance any funds with respect to the retainage provided for in the Construction Contract or any subcontract until such time as Borrower has actually paid or is required to pay the amount of such retainage pursuant to the terms of the applicable contract or subcontract.

4.7.                            Interest on the Note. Borrower hereby irrevocably authorizes and directs Lender to disburse Loan funds for payment of interest under the Note, if not paid by Borrower when due, directly to itself by journal entry without further authorization by Borrower. All such amounts shall be evidenced by the Note and secured by the Mortgages and Deeds of Trust and all of the other Loan Documents.

4.8.                            Payment of Note. Upon the payment of the Note and the release of the Mortgage, Lender shall have no further obligation to disburse any Loan proceeds hereunder.

4.9.                            Budget Reallocations. The Project Budget shall not be revised, supplemented of amended without Lender’s prior written consent; provided, however, that if the proposed revisions, supplements or amendments do not affect the aggregate figures set forth in the Project Budget, Borrower may, without Lender’s prior written consent, (i) reallocate the amounts of specific cost categories in either such budget to other cost categories in such budget if the reallocation does not amount to a ten percent (10%) or greater change in the original amount of the reallocated cost category, (ii) reallocate cost savings under one cost category to any other cost category and (iii) use funds from the contingency reserve to cover overages under any cost category. Upon the occurrence of an Event of Default, Lender may allocate any cost category on the Project Budget for any other cost category.

4.10.                     Storage of Materials. Subject to the Project Budget, Lender shall make disbursements of the Loan to pay for Construction Costs actually incurred by Borrower for stored materials required in connection with the construction of the Project, provided that: (a) such materials are in accordance with the Plans and Specifications approved by Lender; (b) such materials are securely stored, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of Borrower; (c) such materials, if stored off-site, are stored in a bonded warehouse or with a contractor, materialman or fabricator who bears the risk of loss until delivery and installation of such materials in the Project as part of the work in place, and who has, if requested by Lender, supplied a bond securing such contractor’s, materialman’s or fabricator’s obligation to so deliver and install, such bond shall be issued by a company, in an amount and in form and substance satisfactory to Lender and shall name Lender as a dual obligee; (d) the bills of sale and contracts under which such materials are being provided shall be, if requested by Lender, in form and substance satisfactory to Lender; (e) such materials are insured against casualty, loss and theft in a manner satisfactory to Lender; (f) Borrower owns such materials free and clear of all liens and encumbrances of any nature whatsoever and establishes such ownership by evidence satisfactory to Lender; and (g) Borrower executes and delivers to Lender such additional security documents as Lender shall reasonably deem necessary to create and perfect a first lien in such materials as additional security for the Note.

4.11.                     No Waiver, Borrower’s Continuing Obligations. No advance or disbursement hereunder shall constitute a waiver of any condition precedent to the obligation of Lender to make any further advance or disbursement hereunder or preclude Lender from thereafter declaring the failure of the Borrower to satisfy such condition precedent to be an Event of Default. The making of an advance or disbursement hereunder shall not be deemed an approval or acceptance by Lender of any work or material theretofore completed, installed or delivered. Borrower agrees that Lender’s refusal to advance funds under the provisions of this Agreement shall not alter or diminish any of Borrower’s other obligations hereunder or prevent any failure of Borrower to perform any of its obligations from becoming an Event of Default.

ARTICLE V

TAX REFUND PAYMENT

5.1.                            Mt. Snow Tax Refund Payment. Upon receipt of the tax refund payment (“Tax Refund”) due to Peak and Mount Snow, Ltd. in connection with the Mt. Snow ski resort located in Vermont, to be in the approximate amount of $426,000.00, Borrower shall cause such Tax Refund to be immediately delivered to Lender. The Tax Refund shall be applied pro rata to the outstanding amounts due in connection with the Hidden Valley Project, the Brandywine Project and the ski resort located at Crotched Mountain in New Hampshire.

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

6.1.                            Each of the following shall constitute an “Event of Default” under this Agreement:

(a)                                 Failure to Pay. Borrower shall fail to pay, within three days of when due following receipt of written notice from Lender (whether at maturity or by acceleration or as part of any prepayment or otherwise), any installment of principal or interest on the Note or any other payment required under any Loan Document; or

(b)                                 Failure to Perform. Borrower fails to comply with, keep or perform any of its undertakings, covenants, its other obligations, agreements, conditions or warranties under any of the Loan Documents (other than a failure described in Section 6.1(a)), and such failure continues for a period of thirty (30) days after notice thereof to Borrower; or

(c)                                  Incorrect Representation. Any representation, warranty, covenant or certification made in or pursuant to this Agreement by Borrower, or otherwise made in writing in connection with or as contemplated by this Agreement by Borrower, including, without limitation, as to Borrower’s financial condition or credit, shall be misleading, incorrect or false in any material respect as of the time made or furnished and Lender shall have provided five (5) days prior written notice to Borrower of the existence of a misleading, incorrect or false representation; or

(d)                                 Prohibited Transfers. The occurrence of any Prohibited Transfer; or

(e)                                  Liens. Any Lien or notice of a Lien is filed or served against Borrower or the Premises and remains unsatisfied for a period of ten (10) days after the date of filing thereof, unless bonded in a manner satisfactory to Lender and Title Company; or

(f)                                   Junior Financing. Borrower enters into any secondary or additional financing agreements or arrangements of any kind whatsoever with respect to the Premises (including, without limitation, any financing secured, in whole or in part, by all or any part of or interest in the Premises) without the prior written consent of Lender; or

(g)                                  Adverse Rezoning. The Premises (or any portion thereof) is rezoned (except for such rezoning as does not adversely affect the use of the Premises), either voluntarily or involuntarily, or any agreement for any of the foregoing is entered into, without the prior written consent of Lender; or

(h)                                 Injunctions. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender, Borrower or the Construction Company, or any of them, from performing any of their obligations under this Agreement, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within sixty (60) days after the granting of such decree or order; or

(i)                                     Bankruptcy. Borrower: (i) makes an assignment for the benefit of creditors; (ii) petitions or applies to any court for the appointment of a trustee or receiver for itself or for any substantial part of its assets or for the Premises or any portion thereof, or commences any proceedings under any bankruptcy, arrangement, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; (iii) if any such petition or application is filed or any such proceedings are commenced, and Borrower, by any act indicates any approval thereof, consent thereto, or acquiescence therein; (iv) an order is entered appointing any such trustee or receiver, or adjudicating Borrower, bankrupt or insolvent, or approving the petition in any such proceeding; or (v) if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Borrower, or its assets or the Premises, or any portion thereof, and any of the aforesaid proceedings is not dismissed within sixty (60) days of its filing; (all of the forgoing are herein collectively referred to as a “Bankruptcy”); or

(j)                                    Compliance with Laws. Borrower fails to comply with (or to bond or indemnify Lender to its satisfaction with regard to) any material requirement (including, without limitation, compliance with all applicable zoning, building, health, fire and environmental laws, rules, regulations and ordinances) of any governmental authority having jurisdiction within thirty (30) days after such Borrower has a notice of such requirement; or

(k)                                 Project Agreements. (i) Borrower fails in any material respect to comply with, keep or perform any of its obligations, covenants, warranties, agreements or undertakings under any of the Project Agreements, or any tenant lease; (ii) Borrower suffers any condition to exist which would provide a basis for any other party to any of the foregoing to terminate its obligations thereunder or to declare a default thereunder, and such failure or the existence of such condition continues beyond any applicable grace or cure period; or (iii) any of the material Project Agreements is terminated for any reason without the prior written consent of Lender; or

(1)                                 New Taxes. The imposition of a tax (other than a state or federal income tax) upon or payable by Lender by reason of its ownership of any of the Loan Documents, if: (i) Borrower has not paid said tax within thirty (30) days after delivery of a tax bill therefor and demand by Lender; (ii) it would be illegal for Borrower to pay said tax; or (iii) the payment of said tax by Borrower would result in violation of the usury laws of any state which are applicable hereto; or

(m)                             Forfeitures. The filing of formal charges, by any governmental or quasi-governmental entity, including without limitation, the issuance of an indictment, under a Forfeiture Law against Borrower; or

(n)                                 Deviation from Plans and Specifications. The occurrence, without Lender’s prior written consent thereto, of any material deviation in the construction of the Project from the Plans and Specifications approved by Lender (as modified by allowed change orders); or

6.2.                            Remedies. Upon the happening of any Event of Default, Lender shall have the right, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

(a)                                 Acceleration. Declare to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; or

(b)                                 Cessation of Advances. Immediately terminate Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender to extend credit or to make disbursements hereunder shall terminate; or

(c)                                  Completion of Project. Enter upon and take possession of the Premises and all material, equipment and supplies thereon and do anything necessary or desirable to complete the construction of the Improvements and to fulfill the obligations of Borrower hereunder and to sell, manage, maintain, repair and protect the Project. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution: (i) to pay, settle or compromise all existing bills and claims which may be liens or security interests against the Premises or any fixtures or equipment thereon, or as may be necessary or desirable for the clearance of title or otherwise; (ii) to use any funds of Borrower, including any Loan balance which might not have been disbursed for the purpose of completing construction of the Improvements; (iii) to execute all applications and certificates in the name of Borrower which may be required to carry out the intent and purpose hereof; (iv) to employ such contractors, subcontractors, architects and others as Lender may deem appropriate; (v) to do any and every act which Borrower might do on its own behalf, including, without limitation, to enter into leases of any portion of the Premises; and (vi) to prosecute or defend any and all actions or proceedings involving the Premises or any fixtures, equipment or other installations thereon; it being understood and agreed that this power of attorney is coupled with an interest and cannot be revoked. Lender and its designees, representatives, agents, licensees and contractors shall be entitled to the entry, possession and use contemplated herein without the consent of any party and without any legal process or other condition precedent whatsoever. Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damage to Lender and agrees that Lender may forthwith sue for any remedy to enforce the immediate enjoyment of such right. Borrower hereby waives the posting of any bond as a condition for granting such remedy.

(d)                                 Fees and Expenses. In the event of the occurrence of any Event of Default hereunder, to the extent permitted by law, Borrower will pay Lender’s reasonable attorneys fees and disbursements and court costs (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement or any of the Loan Documents.

ARTICLE VII

ADDITIONAL TERMS OF THE LOAN

7.1.                            No Further Disbursements. Lender has no obligation to disburse Loan proceeds after the Maturity Date, even if the Improvements have not been completed. In the event the Improvements have not been completed, Borrower agrees to complete the Improvements diligently using Borrower’s own funds. In its sole discretion, Lender may (but is not obligated to) make further disbursements after the Maturity Date (for example, to pay mechanics’ liens, respond to stop notices or otherwise preserve its collateral), and all such disbursements will be deemed advances under the Note secured by the Mortgage.

ARTICLE VIII

MISCELLANEOUS

8.1.                            Indemnity. Except to the extent resulting solely from Lender’s gross negligence or intentional misconduct, Borrower agrees to protect, defend, indemnify and hold Lender harmless from and against any and all loss, liability, damage, suit, claim, expense, fees and costs (including, without limitation, any injury or damage to person and/or property occurring on or about the Premises, any court costs and attorneys’ fees) arising out of or relating to: (a) Lender’s entering into and/or carrying out the terms of this Agreement; (b) Lender’s being the holder of the Note or the Deed of Trust after Borrower’s default hereunder; (c) the operation or completion of construction of the Improvements.

8.2.                            Protective Advances. Upon the occurrence of any Event of Default hereunder or under any other Loan Document, then and in any such event, Lender may (but shall in no event be required to) make any payment or perform any term, provision, condition, covenant or agreement required of Borrower, and/or cure any such Event of Default. In such event, Lender shall promptly notify Borrower of the actions taken or amounts expended by Lender. Any amounts expended by Lender in so doing, or in exercising its rights and remedies hereunder, shall constitute advances hereunder, the payment of which is additional indebtedness secured by the Loan Documents due and owing at Lender’s demand, with interest at the Default Rate (as defined in the Note) from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements, and all such disbursements shall satisfy pro tanto the obligations of Lender with respect to the funds so disbursed. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds and make such performance.

8.3.                            Assignments.

(a)                                 Lender. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein, or in any of its rights and security hereunder, including, without limitation, the Mortgage and the Note and, in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. In connection with any such assignment, participation or other transfer, Borrower agrees that Lender may deliver copies to any potential participant or other transferee of all documents, instruments, financial statements and other information from time to time furnished to Lender pursuant hereto or in connection therewith. Notwithstanding anything in this Section to the contrary, prior to the time the Loan is fully funded, Lender shall remain the lead lender and shall remain obligated to Borrower to fund the Loan (or to cause the Loan to be funded). From and after the date the Loan is fully funded, the Loan and all Loan Documents may be assigned by Lender, without Borrower’s consent, or Lender may sell participation interests in the Loan, to one or more institutional lenders, who shall succeed to Lenders rights, duties and obligations with respect to the Loan.

(b)                                 Borrower. Borrower shall not assign, attempt to assign or suffer the assignment of its rights under this Agreement, either voluntarily or by operation of law, without the prior consent of Lender.

8.4.                            Lender’s Actions. Any authority herein conferred upon Lender and any action taken by Lender hereunder are only for Lender’s own protection, and Lender does not and shall not be deemed to have assumed any responsibility to Borrower or to any other person or persons with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

8.5.                            Time is of the Essence. Time is of the essence of this Agreement.

8.6.                            Waivers. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

8.7.                            Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and delivered personally or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, addressed in the case of Borrower to:

Peak Resorts, Inc.

17409 Hidden Drive

Wildwood, Missouri 63025

Attn: Stephen Mueller

with a courtesy copy to:

David Jones, Esq.

Helfrey Neiers & Jones PC

120 S Central Ave Ste 1500

Saint Louis, MO 63105-1796

in the case of Lender to:

EPT Ski Properties, Inc.

c/o Entertainment Properties Trust

30 West Pershing Road, Suite 201

Kansas City, MO 64108

with a courtesy copy to:

Timothy Laycock, Esq.

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2600

Kansas City, Missouri 64106-2150

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until ten (10) days after served or given to the other party in the manner provided above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally, or if mailed, two (2) business days after it shall have been deposited in the United States mails as aforesaid.

8.8.         Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns, except that unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

8.9.         No Partnership. Nothing herein, or in the Deed of Trust, the Note or in any other Loan Document, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower, and Borrower shall protect, defend, indemnify and hold Lender harmless from and against all claims, loss, cost, expense (including attorneys fees) and damages arising from the relationship between Lender and Borrower being construed as or alleged to be anything other than that of Lender and Borrower.

8.10.       Form and Substance. All documents and other mattes required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender. Wherever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall, except as otherwise provided herein, be in the sole discretion of Lender and shall be final and conclusive.

8.11.       Further Assurances. Borrower agrees that at any time or from time to time, upon the written request of Lender, it will execute, and, if required, record, file (and pay all fees, taxes or other expenses relating thereto) all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction contemplated herein.

8.12.       Entire Agreement. This Agreement and the Exhibits hereto, and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no provision of any Loan Document may be waived, terminated, modified or amended in any manner other than by supplemental written agreement against whom such waiver, termination, modification or amendment is sought to be enforced.

8.13.       Severability. If any provisions of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.14.       No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

8.15.       Setoff. Without limitation of any other right or remedy of Lender hereunder or provided by law, any indebtedness now or hereafter owing from Lender to Borrower (including, without limitation, any amounts on deposit in any demand, time, savings passbook or like account maintained by Borrower with Lender) may be offset and applied by Lender against any and all amounts due from any Borrower to Lender hereunder, or under the Note, the Deed of Trust or the other Loan Documents.

8.16.       Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Missouri.

8.17.       Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

8.18.       USA Patriot Act Notice. Lender hereby notifies Borrower, and Borrower hereby acknowledges, that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow lender to identify Borrower in accordance with the Act

8.19.       REIT Limitations. At such time as the Lender in this Agreement may be a real estate investment trust, the following provisions shall apply: anything contained in this Agreement to the contrary notwithstanding, Borrower shall not sublet or assign the Project or this Agreement to any person that Lender owns, directly or indirectly (by applying constructive ownership rules set forth in Paragraph 856(d)(5) of the Internal Revenue Code), a 10% or greater interest within the meaning of Section 856(d)(2)(B) of the Code.

8.20.       WAIVER OF JURY TRIAL. BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.21.       ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR OR LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING BELOW, YOU AND WE AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN US.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

“LENDER”

EPT SKI PROPERTIES, INC.,
a Delaware corporation

/s/ Gregory K. Silvers
By:	Gregory K. Silvers
Its:	Vice President

“BORROWER”

PEAK RESORTS, INC.		MOUNT SNOW, LTD.

/s/ Stephen J. Mueller		/s/ Stephen J. Mueller
By: Stephen J. Mueller		By: Stephen J. Mueller
Its: Vice President		Its: Vice President

JFBB SKI AREAS, INC.		DELTRECS, INC.

/s/ Stephen J. Mueller		/s/ Stephen J. Mueller
By: Stephen J. Mueller		By: Stephen J. Mueller
Its: Vice President		Its: Vice President

MAD RIVER MOUNTAIN, INC.		BOSTON MILLS SKI RESORT, INC.

/s/ Stephen J. Mueller		/s/ Stephen J. Mueller
By: Stephen J. Mueller		By: Stephen J. Mueller
Its: Vice President		Its: Vice President

S N H DEVELOPMENT, INC.		BRANDYWINE SKI RESORT, INC.

/s/ Stephen J. Mueller		/s/ Stephen J. Mueller
By: Stephen J. Mueller		By: Stephen J. Mueller
Its: Vice President		Its: Vice President

L.B.O. HOLDING, INC.		HIDDEN VALLEY GOLF AND SKI, INC.

/s/ Stephen J. Mueller		/s/ Stephen J. Mueller
By: Stephen J. Mueller		By: Stephen J. Mueller
Its: Vice President		Its: Vice President

SNOW CREEK, INC.	PAOLI PEAKS, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller
By: Stephen J. Mueller	By: Stephen J. Mueller
Its: Vice President	Its: Vice President

WC ACQUISITION CORP.

/s/ Stephen J. Mueller
By:
Its:

LIST OF EXHIBITS

Exhibit A —	Legal Description — Hidden Valley

Exhibit B —	Legal Description - Brandywine

Exhibit C —	Permitted Exceptions — Hidden Valley

Exhibit D —	Permitted Exceptions — Brandywine

Exhibit E —	Budget — Hidden Valley

Exhibit F —	Budget — Brandywine

EXHIBIT A

Legal Description - Hidden Valley

PARCEL No. 1:

A Tract of land in part of the Southwest ¼ and part of the West ½ of the Southeast ¼ of Section 23, Township 44 North, Range 3 East, St. Louis County, Missouri, and described as follows: Beginning at the Southeast corner of the Southwest ¼, as aforementioned; thence along the North and South center line of said Section 23 North 1 degree 24 minutes 20 seconds East, 600.00 feet to a point; thence leaving said center section line and running along a line parallel with the South line of said Section 23 North 89 degrees 37 minutes West, 700.00 feet to a point; thence leaving said point and running along a line parallel with said center Section line North 1 degree 24 minutes 20 seconds East, 400.00 feet to a point; thence leaving said point and runing along a line parallel with the West line of said Section 23, due North, 1,702.72 feet, more or less, to a point on the East and West centerline of said Section 23; thence along said center Section line North 89 degrees 50 minutes East, 2,099.74 feet to the Northeast corner of the West ½ of the Southeast ¼, as aforementioned; thence along the East line of said West ½ of the Southeast ¼ South 0 degrees 42 minutes West, 2,720.19 feet, more or less, to a point on the South line of Section 23, as aforementioned; thence along said South line North 89 degrees 45 minutes West, 137.51 feet to a point being the Southeast corner of property conveyed to Clifford P. Bazan and wife by Deed recorded in Book 6547 Page 211 of the St. Louis County Records; thence along said Bazan’s Eastern line the following bearings and distance; North 35 degrees 25 minutes West, 115.00 feet; North 23 degrees 35 minutes West, 114.95 feet; North 5 degrees 34 minutes 30 seconds East, 164.48 feet and North 17 degrees 13 minutes East, 535.96 feet to th Northeastern corner thereof ; thence along said Bazan’s Northern line North 69 degrees 47 minutes West, 235.14 feet to the Northwestern corner thereof thence along said Bazan’s Western line South 24 degrees 29 minute 30 seconds West 349.13 feet and South 25 degrees 00 minutes 30 seconds West, 701.40 feet to the Southwestern corner thereof said point being on teh South line of said Section 23: thence along said South line North 89 degrees 45 minutes West 653.04 feet to the point of beginning, excepting therefrom that part conveyed to Timothy D. Boyd and wife by Deed recorded in Book 9810 Page 2219.

PARCEL No. 2:

A Tract of land being in the Southwestern quarter of Section 23, Township 44 North, Range 3 East and being more particularly described as follows:

Commencing at a point in the center of Section 23, thence West along the East-West center line of Section 23, South 89 degrees 51 minutes 07 seconds, West 762.36 feet to a point; thence South 00 degrees 00 minutes 23 seconds, East 1,702.36 feet to the point of beginning; thence South 02 degrees 05 minutes 02 seconds, West 400.00 feet to a point; thence South 89 degrees 37 minutes 00 seconds East, 700.00 feet to a point; thence South 02 degrees 05 minutes 02 seconds, West 100.00 feet to a point thence North 04 degrees 56 minutes 21 seconds, East 501.41 feet to the point of beginning.

PARCEL No. 3:

Commencing at a point in the center of Section 23, thence West along the East-West centerline of Section 23, South 89 degrees 51 minutes 07 seconds, West 762.36 feet to a point; thence South 00 degrees 00 minutes 23 seconds, East 878.26 feet to the point of beginning; thence continuing South 00 degrees 00 minutes 23 seconds, East 552.00 feet to a point; thence South 89 degrees 59 minutes 37 seconds, West 200.00 feet to a point; thence North 00 degrees 00 minutes 23 seconds, West 112.00 feet to a point; thence North 24 degrees 26 minutes 16 seconds, East 483.32 feet to the point of beginning.

PARCEL No. 4:

A Tract of land in the Southwest ½ of Fraction Section 23, Township 44 North, Range 3 East, St. Louis County, Missouri and described as follows:

Beginning at the Southwest corner of said Section 23, thence along the South line of Section 23 South 89 degrees 37 minutes East 2647.66 feet to the Southeast corner of said South ¼; thence along the North and South center line of said Section 23 North 1 degree 24 minutes 20 seconds East, 600.00 feet to a point; thence leaving said center section line and running along a line parallel with the South line of said Section 23 North 89 degrees 37 minutes West, 700.00 feet to a point; thence leaving said point and running along a line parallel with the said North and South center section line North 1 degree 24 minutes 20 seconds East, 400.00 feet to a point; thence leaving said point and running along a line parallel with the west line of said Section 23, Due North, 1702.72 feet, more or less, to a point on the East and West centerline of said Section 23; thence along said center section line South 89 degrees 50 minutes West, 1972.15 feet, more or less, to the Northwest corner of the Southwest ¼, as aforementioned; thence along the West line of said Section 23, Due South 2684.63 feet to the point of beginning, EXCEPTING THEREFROM that portion of the above described property deeded to Hidden Valley Golf & Ski, Inc. according to instrument recorded in Book 12508 Page 1857. Being now known as Adjusted parcel 1 of the Boundary Adjustment Plat recorded in Book 348 Page 65 of the St. Louis County Records.

EXHIBIT B

Legal Description - Brandywine

Ski Parcel

PARCEL NO. 1:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio

And being known as a part of Original Lots Nos. 69, 70, and 88 of Northfield Township and further bounded and described as follows:

Beginning at the intersection of the centerlines of Boyden Road (T.R. 164) and Highland Road, (C.H. 111, 60 feet r/w), at which place there is a survey monument found;

Thence South 04 deg. 02’ 49” West, 3,606.84 feet along the Easterly lines of Original Lots Nos. 69, 70 and 88 to a point;

Thence North 85 deg. 59’ 44” West, 2,033.95 feet along the Southerly line of Original Lot No. 88 to an iron pin found at the Northwest corner of premises now or formerly owned by D.R. and P.K. Davies, and passing over a marked stone found, 486.19 feet from the beginning of this course, said stone being the Northeast corner of premises now or formerly owned by R.J. and S.I. Ostrica (Volume 6186, Page 680);

Thence North 85 deg. 47’ 01” West, 310.79 feet to a point;

Thence North 01 deg. 54’ 24” East, 790.53 feet to an iron pin found;

Thence South 89 deg. 44’ 08” East, 314.62 feet to an iron pin found;

Thence South 28 deg. 49’ 59” East, 346.00 feet to a point;

Thence North 76 deg. 05’ 50” East, 138.91 feet to a point;

Thence North 25 deg. 51’ 32” West, 607.99 feet to an iron pin found;

Thence North 14 deg. 46’ 51” West, 283.33 feet to an iron pin found;

Thence North 19 deg. 42’ 54” West, 386.95 feet to an iron pin found;

Thence North 07 deg. 54’ 18” West, 210.16 feet to an iron pin found;

Thence North 26 deg. 16’ 44” West, 269.88 feet to a point,

Thence South 75 deg. 04’ 52” East, 451.70 feet to an iron pin found;

Thence South 84 deg. 09’ 16” East, 173.59 feet to an iron pin found;

Thence North 73 deg. 26’ 24” East, 521.92 feet to an iron pin found;

Thence South 29 deg. 44’ 11” East, 922.39 feet to an iron pin found;

Thence South 36 deg. 34’ 21” East, 505.64 feet to an iron pin set;

Thence South 53 deg. 40’ 39” East, 544.93 feet to an iron pin set;

Thence North 04 deg. 25’ 43” East, 2,222.00 feet to an iron pin found;

Thence North 03 deg. 55’ 46” East, 220.00 feet to an iron pin found;

Thence North 24 deg. 34’ 39” West, 304.54 feet to the centerline of Highland Road and passing over an iron pin set on the Southerly line of Highland Road;

Thence North 65 deg. 25’ 21” East, 211.00 feet along the centerline of Highland Road to the place of beginning, containing 88.1024 acres of land more or less, but subject to all legal highways or easements of record.

As Surveyed by James N. Conner, Registered Surveyor No. 4570, December 1987.

Permanent Parcel No. 45-02622

PARCEL NO. 2:

EASEMENT FOR THE BENEFIT OF PARCEL NO. 1 as created by the Agreement Limited Perpetual License, Use, Maintenance and Access Easement filed of record on September 7, 1990 at 3:49 P.M. and recorded in Official Record Volume 542, Page 240 of Summit County Records over, under and across the land described as follows:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio:

And known as being part of Original Northfield Township Lot No. 89, now in the Township of Sagamore Hills and more fully described as follows:

Beginning at a stone at the Northeast corner of the forty acre tract belonging to Hugh N. and Eleanor Hays, as surveyed by E. A. Tewksbury and recorded in Deed Book 2008, Page 330-331;

Thence North 88 deg. 00’ West, 775.07 feet, along the North line of said premises to a pipe set at the Northeast corner and point of beginning;

Thence North 88 deg. 00’ West, 775.07 feet along the continuation of said North line, to a pipe set in concrete and located by E. A. Tewksbury;

Thence South 16 deg. 57’ 05” East, 298 58 feet to a pipe set in the Westerly line of the Hays tract;

Thence South 88 deg. 00’ East, 775.07 feet to a pipe and thence North 16 deg. 57’ 05” West, 298.58 feet to the point of beginning.

The beginning point of the above described premises is more definitely described as follows:

Beginning at a marked stone set in the Township line between Sagamore Hills Township and Boston Township and at the intersection of the South line of the Original Lot No. 89 with the centerline of Boston Mills-Brandywine Road;

Said stone is also along the Easterly line of the Lot line 1124-18 feet from an iron pipe set on the West side of the Ohio Canal;

Thence along the South line of Original Lot No. 89, South 87 deg. 15’ 50” East, 765.66 feet to an iron pipe;

Thence North 16 deg. 41’ 20” West, 1,332.25 feet to an iron pipe set in the North line of Original Lot No. 89;

Thence along the North line of Original Lot No. 89, South 88 deg. 00’ East, 1,554 15 feet to a marked stone and place of actual beginning.

PARCEL NO. 3:

PRESCRIPTIVE EASEMENT for the Benefit of Parcel No. 1 between Tracts 107-116 and 107-19, Cuyahoga Valley National Recreation Area, Summit County, Ohio, and as described in a certain Construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986, by and between C. J. Dover aka Clarence J. Dover, a married individual, Brandywine Ski Center, Inc., an Ohio Corporation, and Ohio Water Parks, Inc., an Ohio Corporation, filed for record on December 31, 1986 as Instrument No. 315102 and subsequently recorded in Volume 7364, Page 302 et seq. of Summit County, Ohio Records (Hereinafter the “Construction, Operation and Reciprocal Easement Agreement”) over and across the land described as follows:

Situated in the State of Ohio, County of Summit, Township of Northfield and being part of Original Lot 70 and more fully described as follows:

Beginning at the Northwest corner of land now owned by C. J. Dover, said point being on the South right-of-way of Highland Road, said point also being the true place of beginning of the centerline of a 40 foot drive easement (20 feet each side);

Thence along said centerline the following courses;

Following a curve to the right, having a central angle of 34 deg. 40’ 09”, a radius of 200.14 feet, a tangent of 62.47 feet, a chord of 119.26 feet, a chord bearing of South 18 deg. 23’ 26” West, a distance of 121.10 feet to a point;

Thence South 35 deg. 43’ 26” West, a distance of 140 60 feet to a point,

Thence following a curve to the left, having a central angle of 57 deg. 06’ 08”, a radius of 105.81 feet, a tangent of 57.57 feet, a chord of 101.14 feet, a chord bearing of South 07 deg. 10’ 24” West, a distance of 105.45 feet to a point;

Thence South 21 deg. 22’ 37” East, a distance of 130.80 feet to a point;

Thence following a curve to the left, having a central angle of 35 deg. 35’ 00”, a radius of 176.48 feet, a tangent of 77.04 feet, a chord of 146.71 feet, a chord bearing of South 39 deg. 10’ 07” East, a distance of 149.10 feet to a point;

Thence South 56 deg. 57’ 43” East, a distance of 10.39 feet to a point;

Thence following a curve to the right, having a central angle of 32 deg. 31’ 50”, a radius of 176.48 feet, a tangent of 51.49 feet, a chord of 98.86 feet, a chord bearing of South 40 deg. 41’ 48” East, a distance of 100.20 feet to a point;

Thence South 24 deg. 25’ 55” East, a distance of 20.82 feet to a point;

Thence following a curve to the left, having a central angle of 54 deg. 43’ 08”, a radius of 148.15 feet, a tangent of 76.66 feet, a chord of 136.17 feet, a chord bearing of South 51 deg. 47’ 29” East, a distance of 141.49 feet to a point;

Thence South 79 deg. 19’ 03” East, a distance of 549.90 feet to a point;

Thence following a curve to the left, having a central angle of 17 deg. 02’ 43”, a radius of 200.39 feet, a tangent of 30.03 feet, a chord of 59.40 feet, a chord bearing of South 87 deg. 50’ 23” East, a distance of 59.62 feet to a point;

Thence North 83 deg. 38’ 14” East, a distance of 408.83 feet to a point;

Thence following a curve to the right, having a central angle of 07 deg. 29’ 39”, a radius of 263.54 feet, a tangent of 17.26 feet, a chord of 34.44 feet, a chord bearing of North 87 deg. 23’ 04” East, a distance of 34.47 feet to a point;

Thence South 88 deg. 52’ 07” East, a distance of 137.76 feet to an angle point, said angle point being on the premises line of said C. J. Dover premises:

Thence along said premises line, South 26 deg. 16’ 44” East, a distance of 235.00 feet to a point, said point being the terminus of the centerline of said 40 foot easement ( 20 Feet each side) and being North 26 deg. 16’ 44” West, a distance of 69.25 feet from an iron pin at a corner of said C. J. Dover premises;

Said Easement contains 1.8115 acres of land, more or less, and is subject to all legal highways and easements of record as surveyed in July of 1985 by Gregory H. Polles Registered Surveyor No. 6572.

PARCEL NO. 4:

Prescriptive Easement extension described in the Construction, Operation and Reciprocal Easement Agreement referred to in the heading for Parcel No. 3, above, over and upon the following described premises:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio:

And known as a part of Original Lot No. 70 of Northfield Township and further bounded and described as follows;

Beginning at the Point of Terminus of a Prescriptive Easement as recorded in Volume 7143, Page 185 and also Volume 7143, Page 196 of the Summit County Records, shown on Exhibit “B”;

Thence North 63 deg. 43’ 16” East, 20 feet to a point;

Thence North 26 deg. 16’ 44” West, 247.85 feet to a point;

Thence North 31 deg. 00’ 43” East, 47.54 feet to an iron pin set;

Thence North 88 deg. 18’ 16” East, 65.98 feet to a point;

Thence South 26 deg. 16’ 44” East, 203.90 feet to a point;

Thence South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence North 57 deg. 41’ 39” West, 103.13 feet to an iron pin found;

Thence North 26 deg. 16’ 44” West, 69.25 feet to the place of beginning, as surveyed by James N. Connor, Registered Surveyor No. 4570, December 1986.

PARCEL NO. 5:

Easement for the benefit of Parcel No. 1 as described in the Construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986 and recorded in Volume 7364, Page 302 et seq. of Summit County Records, over, under and across the land described as follows:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio, more particularly described as follows:

Beginning at the centerline of that certain Easement for Pole Line from Frederick F. Hunt to Ohio Edison Company dated July 22, 1937 and filed for record September 8, 1937 in Volume 1720, Page 330 of Summit County Records, at a point where said centerline intersects the South right-of-way of Highland Road;

Thence Easterly along said South right-of-way of Highland Road, a distance of 30 feet;

Thence Southward, along the line parallel with and 30 feet distant from the centerline of said Pole Line Easement granted by Frederick F. Hunt to Ohio Edison Company recorded in said Volume 1720, Page 330 of Summit County Records to a point equal in distance from the South right-of-way of Highland Road with the point of terminus of the right-of-way of said Pole Line Easement;

Thence Westerly, a distance of 30 feet to said point of terminus of said Pole Line Easement;

Thence continuing Westerly, parallel with and the same distance from the South right-of-way of Highland Road, as is the point of terminus of the right-of-way of said Pole Line Easement, a distance of 10 feet to a point;

Thence North, along a line parallel with and 10 feet distant from the centerline of said Pole Line Easement, to the South right-of-way of said Pole Line Easement;

Thence Easterly along said South right-of-way of Highland, a distance of 10 feet to the place of beginning.

Water Parcel

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio and being known as part of Original Lots No. 70 and No.88 of Northfield Township and further bounded and described as follows:

Beginning at a survey monument iron pin at Station 29+61.19 of relocated Highland Road (C.H. 111, r/w varies), see sheets 5 and 50 of Summit County improvement drawings for relocation done dated June 1966, said place is also Station 6+96.32 P.I. of the Original Tangent Centerline of Highland Road as shown on sheet 1, C.H. 111 Section A;

Thence, North 86 deg. 20’ 06” East, 850.53 feet along the centerline of Highland Road to the true place of beginning for the following described parcel of land;

Thence, continue North 86 deg. 20’ 06” East, 100.00 feet to a point;

Thence, South 07 deg. 17’ 00” East, 827.76 feet to an iron pin set;

Thence, North 88 deg. 18’ 16” East, 413.42 feet to an iron pin set;

Thence, South 26 deg. 16’ 44” East, 269.88 feet to an iron pin set;

Thence, South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence, South 19 deg. 42’ 54” East, 386.95 feet to an iron pin set;

Thence, South 14 deg. 46’ 51” East, 283.33 feet to an iron pin set;

Thence, South 25 deg. 51’ 32” East, 607.99 feet to a point;

Thence, South 76 deg. 05’ 50” West, 138.91 feet to a point;

Thence, North 28 deg. 49’ 59” West, 346.00 feet to an iron pin set;

Thence, North 89 deg. 44’ 08” West, 314.62 feet to an iron pin set;

Thence, South 01 deg. 54’ 24” West, 790.53 feet to a point on the South line of Original Lot No. 88 of Northfield;

Thence, North 85 deg. 47’ 01” West, 1,397.79 feet along the South line of said Lot No. 88 to an iron pin found on the Easterly side of the Ohio Canal;

Thence, North 16 deg. 26’ 59” West, 88.68 feet to an iron pin found;

Thence, North 15 deg. 02’ 29” West, 94.29 feet to an iron pin found;

Thence, North 20 deg. 36’ 53” West, 100.15 feet to an iron pin found;

Thence, North 20 deg. 09’ 27” West, 100.11 feet to an iron pin found;

Thence, North 22 deg. 09’ 16” West, 100.34 feet to an iron pin found;

Thence, North 18 deg. 36’ 45” West, 100.02 feet to an iron pin found;

Thence, North 02 deg. 32’ 21” West, 83.08 feet to an iron pin found;

Thence, North 04 deg. 45’ 02” East, 73.36 feet to an iron pin found;

Thence, North 14 deg. 44’ 46” East, 100.04 feet to an iron pin found;

Thence, North 24 deg. 15’ 25” East, 65.25 feet to an iron pin found on the South line of the said Parcel 107-117 of the United States of America;

Thence, North 68 deg. 05’ 31” East, 1,736.16 feet along the South line of the said Parcel 107-117 to an iron pin found;

Thence, North 02 deg. 01’ 16” East, 271.66 feet to an iron pin set;

Thence, North 26 deg. 16’ 44” West, 231.35 feet to an iron pin set;

Thence, South 88 deg. 18’ 16” West, 307.74 feet to an iron pin set;

Thence, South 76 deg. 26’ 07” West, 161.76 feet to an iron pin set;

Thence, North 07 deg. 17’ 00” West, 918.03 feet to the true place of beginning as surveyed by James N. Connor Registered Surveyor No. 4570 October 1986.

Parcel II:

Prescriptive easement between Tracts 107-116 and 107-19, Cuyahoga Valley National Recreation Area, Summit County, Ohio, and as described in a certain construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986, by and between C.J. Dover aka Clarence J. Dover, a married individual, Brandywine Ski Center, Inc., an Ohio Corporation, and Ohio Water Parks, Inc., an Ohio Corporation, filed for record on December 31 1986 as

Instrument No. 315102 of Summit County, Ohio Records (hereinafter the “Construction, Operation and Reciprocal Easement Agreement”);

Situated in the Township of Northfield, County of Summit and State of Ohio and being part of Original Lot 70 and more fully described as follows:

Beginning at the Northwest corner of land now owned by C.J. Dover, said point being on the South right-of-way of Highland Road, said point also being the true place of beginning of the centerline of a 40 foot drive easement (20 feet each side);

Thence, along said centerline the following courses:

Following a curve to the right, having a central angle of 34-40-09, a radius of 200.14 feet, a tangent of 62.47 feet, a chord of 119.26 feet, a chord bearing of South 18 deg. 23’ 26” West, a distance of 121.10 feet to a point;

Thence, South 35 deg. 43’ 26” West, a distance of 140.60 feet to a point;

Thence, following a curve to the left, having a central angle of 57 deg. 06’ 08” a radius of 105.81 feet, a tangent of 57.57 feet, a chord of 101.14 feet, a chord bearing of South 07 deg. 10’ 24” West, a distance of 105.45 feet to a point;

Thence, South 21 deg. 22’ 37” East, a distance of 130.80 feet to a point;

Thence, following a curve to the left, having a central angle of 35 deg. 35’ 00”, a radius of 240.07 feet, a tangent of 77.04 feet, a chord of 146.71 feet, a chord bearing of South 39 deg. 10’ 07” East, a distance of 149.10 feet to a point;

Thence, South 56 deg. 57’ 43” East, a distance of 10.39 feet to a point;

Thence, following a curve to the right, having a central angle of 32 deg. 31’ 50”, a radius of 176.48 feet, a tangent of 51.49 feet, a chord of 98.86 feet, a chord bearing of South 40 deg. 41’ 48” East, a distance of 100.20 feet to a point;

Thence, South 24 deg. 25’ 55” East, a distance of 20.82 feet to a point;

Thence, following a curve to the left, having a central angle of 54 deg. 43’ 08”, a radius of 148.15 feet, a tangent of 76.66 feet, a chord of 136.17 feet, a chord bearing of South 51 deg. 47’ 29” East, a distance of 141.49 feet to a point;

Thence, South 79 deg. 19’ 03” East, a distance of 549.90 feet to a point;

Thence, following a curve to the left, having a central angle of 17 deg. 02’ 43”, a radius of 200.39 feet, a tangent of 30.03 feet, a chord of 59.40 feet, a chord bearing South 87 deg. 50’ 23” East, a distance of 59.62 feet to a point;

Thence, North 83 deg. 38’ 14” East, a distance of 408.83 feet to a point;

Thence, following a curve to the right, having a central angle of 07 deg. 29’ 39”, a radius of 263.54 feet, a tangent of 17.26 feet, a chord of 34.44 feet, a chord bearing of North 87 deg. 23’ 04” East, a distance of 34.47 feet to a point;

Thence, South 88 deg. 52’ 07” East, a distance of 137.76 feet to an angle point, said angle point being on the premises line of said C.J. Dover premises;

Thence, along said premises line, South 26 deg. 16’ 44” East, a distance of 235.00 feet to a point, said point being the terminus of the centerline of said 40 foot easement (20 feet on each side) and being North 26 deg. 16’ 44” West, a distance of 69.25 feet from an iron pin at a corner of said C.J. Dover premises, as surveyed in July of 1985 by Gregory H. Polles Registered Surveyor No. 6572.

Parcel III:

Prescriptive easement extension described in the Construction, Operation and Reciprocal Easement Agreement:

Situated in the Township of Sagamore Hills, County of Summit and State Ohio and being known as a part of Original Lot No. 70 of Northfield Township and further bounded and described as follows:

Beginning at the point of terminus of a prescriptive easement as recorded in Volume 7143, Page 185 and also volume 7143, Page 196 of the Summit County, Records, shown on Exhibit “B”;

Thence, North 63 deg. 43’ 16” East, 20.00 feet to a point;

Thence, North 26 deg. 16’ 44” West, 247.85 feet to a point;

Thence, North 31 deg. 00’ 43” East, 47.54 feet to an iron pin set;

Thence, North 88 deg. 18’ 16” East, 65.98 feet to a point;

Thence, South 26 deg. 16’ 44” East, 203.90 feet to a point;

Thence, South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence, North 57 deg. 41’ 39” West, 103.13 feet to an iron pin found;

Thence, North 26 deg. 16’ 44” West, 69.25 feet to the place of beginning, as surveyed by James N. Connor, Registered Surveyor No. 4570, December 1986.

Parcel IV: (parking easement)

A non-exclusive easement as now created and described in the Construction, Operation and Reciprocal Easement Agreement:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio and being known as part of original Lot Nos. 70 and 88 of Northfield Township and further bounded and described as follows:

Beginning at a survey monument iron pin at station 29+61.19 of relocated Highland Road (C.H. 111, r/w varies) see sheets 5 and 50 of Summit County improvement drawings for relocation done dated June 1966, said place is also station 6+96.32 P.I. of the original tangent centerline of Highland Road as shown on sheet 1, C.H. 111, Section A;

Thence, North 86 deg. 20’ 06” East, 950.53 feet along the centerline of Highland Road to a point;

Thence, South 07 deg. 17’ 00” East, 827.76 feet to an iron pin set and passing over an iron pin set on the Southerly line of Highland Road;

Thence, North 88 deg. 18’ 16” East, 413.42 feet to the true place of beginning for the following described parcel land;

Thence, South 75 deg. 04’ 52” East, 451.70 feet to an iron pin set;

Thence, South 84 deg. 09’ 16” East, 173.59 feet to an iron pin set;

Thence, North 73 deg. 26’ 24” East, 521.92 feet to an iron pin set;

Thence, South 29 deg. 44’ 11” East, 922.39 feet to an iron pin set;

Thence, South 63 deg. 27’ 25” West,. 478.08 feet to an iron pin set;

Thence, North 48 deg. 13’ 38” West, 132.93 feet to an iron pin set;

Thence, South 51 deg. 47’ 50” West, 86.33 feet to an iron pin set;

Thence, North 41 deg. 11’ 28” West, 104.95 feet to an iron pin set;

Thence, North 24 deg. 29’ 48” West, 103.46 feet to an iron pin set;

Thence, North 04 deg. 59’ 53” West, 244.48 feet to an iron pin set;

Thence, North 47 deg. 00’ 08” West, 388.61 feet to an iron pin set;

Thence, South 68 deg. 48’ 57” West, 149.60 feet to an iron pin set;

Thence, South 47 deg. 16’ 08” West 107.17 feet to an iron pin set;

Thence, South 69 deg. 16’ 10” West, 168.63 feet to an iron pin set;

Thence, North 57 deg. 41’ 39” West, 36.00 feet to an iron pin found;

Thence, North 07 deg. 54’ 18” West, 210.16 feet to an iron pin set;

Thence, North 26 deg. 16’ 44” West, 269.88 feet to the true place of beginning as surveyed by James N. Connor, Registered Surveyor No. 4570, November 1986.

PM 45-02538

PPN NF-00036-02-001.001

EXHIBIT C

Permitted Exceptions — Hidden Valley

None other than those set forth in Schedule B of that certain Loan Policy of Title Insurance Policy No.                              issued by                                     .

EXHIBIT D

Permitted Exceptions — Brandywine

None other than those set forth in Schedule B of that certain Loan Policy of Title Insurance Policy No.                                issued by                                        .

EXHIBIT E

Project Budget – Hidden Valley

[SEE ATTACHED BUDGET]

EXHIBIT F

Project Budget - Brandywine

[SEE ATTACHED BUDGET]